HomeTrust Bancshares, Inc. Announces Branch Consolidation

ASHEVILLE, N.C., July 22, 2015 – HomeTrust Bancshares, Inc. (NASDAQ: HTBI) ("Company"), the holding company of HomeTrust Bank, N.A., today announced the consolidation of six branch offices in North Carolina and Tennessee. The closures are the result of a review of customer banking preferences and the current branch network. The consolidation is expected to be completed by the end of October 2015 after regulatory notice requirements are met. The Company will take a nonrecurring impairment charge of $375,000 for the quarter ended June 30, 2015 in relation to the consolidation of these offices.

"More customers are choosing to visit branches less frequently and instead are using online and mobile technology to meet their banking needs. These changes in consumer behavior are impacting how the industry is efficiently delivering retail banking services. It's important to note that we are not leaving any of our geographic footprints. Instead, we are consolidating six secondary branches and reallocating resources to meet customers’ banking preferences for mobile and other technology-based banking services. This will reduce operating expenses by approximately $1.2 million annually as well as provide additional company-wide efficiencies," said Dana Stonestreet, Chairman, President, and CEO.

The following are the branches to be consolidated:
Cleveland Mall Office, 2007 East Dixon Boulevard, Shelby, NC
Arcadia Office, 8759 North NC Highway 150, Clemmons, NC
Leaksville Office, 722 Washington Street, Eden, NC
Colonial Heights Office, 4409 Fort Henry Drive, Kingsport, TN
East Main Office, 143 East Main Street, Morristown, TN
West Morris Office, 1960 West Morris Boulevard, Morristown, TN

Employees at each of these branches will be employed until closure and are eligible to apply for open positions at other HomeTrust Bank offices during that time.

About HomeTrust Bancshares, Inc.

HomeTrust Bancshares, Inc. is the holding company for HomeTrust Bank, N.A. As of March 31, 2015, the Company had assets of $2.6 billion. The Bank, founded in 1926, is a nationally chartered, community-focused financial institution committed to providing value added relationship banking through 39 locations (upon completion of the consolidation discussed above) as well as online/mobile channels. Locations include: North Carolina (including the Asheville metropolitan area, the "Piedmont" region, Charlotte, and a loan production office in Raleigh), Upstate South Carolina (Greenville), East Tennessee (including Kingsport/Johnson City, Knoxville, and Morristown) and Southwest Virginia (including the Roanoke Valley). The Bank is the 5th largest community bank headquartered in North Carolina.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements often include words such as "believe," "expect," "anticipate," "estimate," and "intend" or future or conditional verbs such as "will," "would," "should," "could," or "may." Forward-looking statements are not historical facts but instead represent management's current expectations and forecasts regarding future events many of which are inherently uncertain and outside of our control. Actual results may differ, possibly materially from those currently expected or projected in these forward-looking statements. Factors that could cause our actual results to differ materially from those described in the forward-looking statements, include expected cost savings, synergies and other financial benefits from our recent acquisitions might not be realized within the expected time frames or at all, and costs or difficulties relating to integration matters might be greater than expected; increased competitive pressures; changes in the interest rate environment; changes in general economic conditions and conditions within the securities markets; legislative and regulatory changes; and other factors described in HomeTrust's latest annual Report on Form 10-K and Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission-which are available on our website at www.hometrustbanking.com and on the SEC's website at www.sec.gov. Any of the forward-looking statements that we make in this presentation or our SEC filings are based upon management's beliefs and assumptions at the time they are made and may turn out to be wrong because of inaccurate assumptions we might make, because of the factors illustrated above or because of other factors that we cannot foresee. We do not undertake and specifically disclaim any obligation to revise any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements. These risks could cause our actual results for fiscal 2016 and beyond to differ materially from those expressed in any forward-looking statements by, or on behalf of, us and could negatively affect our operating and stock performance.

WEBSITE: WWW.HOMETRUSTBANCSHARES.COM
Contact:
Dana L. Stonestreet – Chairman, President and Chief Executive Officer
Tony J. VunCannon – Executive Vice President, Chief Financial Officer, and Treasurer
828-259-3939

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